                                    EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER



         Identical to Exhibit 2.1 to this Current Report on Form 8-K, which Agreement and Plan of Merger was previously filed by the Company as an exhibit to its Current Report on Form 8-K, filed August 13, 2004 (SEC File No. 000-30831), and is incorporated herein by reference.

                                    EXHIBIT B

               STOCK OWNERSHIP, DEBT HOLDINGS AND NEW CGSI SHARES

                                                                                                  CURRENT CREDITOR OWNERSHIP OF
                                                                                              -------------------------------------
                                                   FUNDS          FUNDS         NEW CGSI
                                                 PROVIDED        PROVIDED        COMMON       CURRENT      COMPANY        COMPANY
                                                 COMPRISING     COMPRISING       STOCK        COMPANY     PREFERRED      PREFERRED
                                                  COMEXPO        2003-2004    ISSUABLE FOR    COMMON       STOCK -         STOCK -
NAME OF CREDITOR                                LIABILITIES      FUNDINGS    OBLIGATIONS(2)    STOCK       JUNIOR         JUNIOR A
----------------                                -----------      --------    --------------    -----       ------         --------
BLUESTEM CAPITAL PARTNERS II,
  LIMITED PARTNERSHIP                                   --      $  215,000       113,438             0           --        2,500
MESIROW CAPITAL PARTNERS VI                     $  300,802         619,307       326,756    29,202,632          700          181
THE EDGEWATER PRIVATE EQUITY
  FUND II, L.P.                                    300,802         519,179       273,928    29,161,031          699          181
21ST CENTURY COMMUNICATIONS
  PARTNERS L.P.(3)                                 229,333          46,184        24,368    21,746,758          533           94
21ST CENTURY COMMUNICATIONS
  T-E PARTNERS, L.P.(3)                                 --          15,692         8,279            --           --           32
21ST CENTURY COMMUNICATIONS
  FOREIGN PARTNERS, L.P.(3)                             --           6,124         3,231            --           --           12
PHILIP KENNY(2)                                         --               0        75,000             0                        --
JOHN JELLINEK(2)                                        --               0        75,000             0
JAMES CUPPINI(2)                                        --               0       100,000             0           --
                                                ----------      ----------    ----------    ----------   ----------   ----------
                                      Total:    $  830,937(1)   $1,421,486(1)  1,000,000    80,110,421        1,932        3,000
                                                ==========      ==========    ==========    ==========   ==========   ==========

(1) DOES NOT INCLUDE ACCRUED, UNPAID INTEREST OR OTHER CLAIMS OF CREDITOR AGAINST COMPANY, ALL OF WHICH ARE EXTINGUISHED EFFECTIVE UPON THE CLOSING DATE, WHICH OBLIGATIONS EXCEED THE ESTIMATED FAIR MARKET VALUE OF THE NEW CGSI COMMON STOCK PER COLUMN 3 ALLOCABLE TO CREDITOR.

(2) CREDITOR IS A CREDITOR WITH RESPECT TO ANY PAYMENTS MADE TO OR ON BEHALF OF THE COMPANY AS A GUARANTOR OF COMPANY OBLIGATIONS AND/OR WITH RESPECT TO CLAIMS FROM TIME TO TIME BY COMPANY OF BREACH OF CONTRACT, ALL OF WHICH OBLIGATIONS ARE EXTINGUISHED EFFECTIVE AS OF THE CLOSING DATE, WHICH OBLIGATIONS EXCEED THE ESTIMATED FAIR MARKET VALUE OF THE NEW CGSI COMMON STOCK PER COLUMN 3 ALLOCABLE TO CREDITOR.

(3) SUBJECT TO REALLOCATION AMONG THE 21ST CENTURY FUNDS TO THE EXTENT PROVIDED BY THEM TO COMPANY PRIOR TO THE CLOSING DATE.

                                ESCROW AGREEMENT

         This Escrow Agreement (the "Agreement") is made and entered into this 14th day of September, 2004, by and among Capital Growth Systems, Inc. a Florida corporation ("CGSI"), Frontrunner Representative, Inc., as the escrow agent (the "Representative") and each party named on the signature line below under "Creditor" (each a "Creditor" and collectively, the "Creditors").

                                    RECITALS

         A. Pursuant to each of those certain Creditor Waiver and Consent Agreements, each dated August 6, 2004 (each, a "Creditor Agreement" and collectively the "Creditor Agreements"), by and among CGSI, Frontrunner Network Systems Corp., a Delaware corporation (the "Company") and each of the Creditors, an aggregate of 133,368 shares of common stock of CGSI (the "Escrowed Shares") are being delivered to the Representative for the benefit of the Creditors to secure the indemnification obligations of the Creditors under the Creditor Agreements.

         B. The parties hereto desire to have the Representative hold and release the Escrowed Shares and any proceeds thereof pursuant to the terms hereof.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

         1. Representative. The Representative hereby agrees to hold and release the Escrowed Shares and any proceeds thereof (collectively, the "Collateral") in accordance with the terms hereof.

         2. Escrow Account.

                  (a) Pursuant to and in accordance with Section 3 of the Creditor Agreements, and out of the shares of common stock of CGSI ("CGSI Common Stock") to be issued to the Creditors in connection with the Creditor Agreements, CGSI is delivering, for and on behalf of the Creditors, the following into escrow with the Representative: (i) the Escrowed Shares; and (ii) stock powers (duly executed in blank) covering the Escrowed Shares. The Representative hereby acknowledges receipt of the Escrowed Shares and stock powers. The Creditors hereby
         (i) authorize CGSI to deliver directly to the Representative all non-cash dividends and distributions made in respect of any Escrowed Shares (whether paid in shares of CGSI Common Stock, other securities or other property, in each case other than cash), all of which dividends and distributions shall be added to and become part of the Collateral, and (ii) agree to deliver to the Representative such additional stock powers and other instruments of transfer (duly executed in blank) as CGSI shall reasonably request from time to time in respect of all securities and other property (other than cash) deposited with the Representative from time to time pursuant to clause
         (i) of this sentence.

                  (b) The Representative shall maintain a separate account for each of the Creditors (each such account, the "Creditor's Escrow Account"), including the number of

         Escrowed Shares held on such Creditor's behalf and any subsequent non-cash dividends or distributions deposited with the Representative with respect to such Creditor's Escrowed Shares. The initial number of Escrowed Shares held on behalf of each Creditor is set forth on Schedule A attached to this Agreement. The Collateral shall not be subject to any lien or attachment by any creditor of CGSI, the Representative or any of the Creditors.

         3. Rights in Escrowed Shares. Except as provided herein, all legal and beneficial ownership rights to the Collateral shall remain with the Creditors during such time as the Collateral is held by the Representative, including, but not limited to, any right to vote or to receive distributions thereon. All communications, cash distributions and cash dividends paid or sent by CGSI with respect to the Collateral shall be paid or sent directly to the Creditors.

         4. Procedures for Claims. Upon delivery by CGSI to the Representative of a Claim Notice (as defined in the Creditor Agreement) pursuant to Section 3(d) of the Creditor Agreements prior to the Termination Date (as defined herein), the Representative and CGSI shall promptly meet to resolve the Claim Notice. Pursuant to the Creditor Agreement, Representative shall have full legal right and authority to settle any claims on behalf of the Creditors and to release the Escrowed Shares in settlement of such claims. If Representative and CGSI do not reach a settlement within thirty-days of the date of the Claim Notice, CGSI shall have the right to bring suit against the Creditors to resolve such claim and pursue any other legal remedies it may have with respect to such claim. Upon delivery to Representative of (i) a written agreement signed by the Representative and CGSI, or (ii) a certified copy of a final judgment or decree binding on the Creditors, each of which fixes the amount of the Merger Agreement Losses (as defined in the Creditor Agreement) to which CGSI is entitled to be indemnified (the "Indemnifiable Damages"), the Representative shall deliver to CGSI that portion of the Collateral equal in value to the Indemnifiable Damages. For purposes of this Agreement, a share of CGSI Common Stock shall have a value of $1.35. In accordance with Section 3 of the Creditor Agreement, the Creditors shall share any Indemnifiable Damages in accordance with their Pro Rata Share (as defined in the Creditor Agreement), and the Representative shall make corresponding deductions of Collateral from each Creditor's Escrow Account.

         5. Termination of Escrow. Upon the first anniversary of the date of this Agreement (the "Termination Date") the Representative shall release to each Creditor the Collateral in its Creditor Escrow Account, less each Creditor's Pro Rata Share of the amount of any unresolved claims as set forth in a Claim Notice that has been delivered prior to the Termination Date ("Pending Claims"). The Representative shall continue to hold the Collateral after the Termination Date until the Pending Claims are settled in accordance with Section 4 of this Agreement, and upon resolution of such Pending Claims, disburse the Collateral to the CGSI in the amount of the Indemnifiable Damages, if any, and any balance to the Creditors.

         6. Representative Provisions.

                  (a) The Creditors agree to indemnify and hold Representative harmless from all losses, costs, damages, expenses and reasonable attorneys' fees incurred by Representative arising from acts or omissions of Representative in the performance of or pursuant to this Agreement, except such acts or omissions as may be the result of

         Representative's gross negligence or misconduct. Representative shall have no liability to the Creditors arising from acts or omissions of Representative pursuant to this Agreement except such acts or omissions as may be the result of the Representative's gross negligence or misconduct.

                  (b) The Representative may rely upon any instrument in writing believed by it to be genuine, sufficient and properly presented.

                  (c) The Representative may execute any of its duties under this Agreement by or through agents or employees.

         7. Amendments. This Agreement may not be amended, revoked or terminated except upon the written consent of all of the parties hereto.

         8. Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage prepaid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage prepaid) or guaranteed overnight delivery, to the following addresses and facsimile numbers (or to such other addresses or facsimile numbers which such party shall designate in writing to the other party):

         IF TO CGSI TO:

                  Capital Growth Systems, Inc.
                  1100 East Woodfield Road, Suite 100
                  Schaumburg, Illinois  60173

         WITH A COPY TO:

                  Shefsky & Froelich Ltd.
                  444 N. Michigan Avenue
                  Suite 2500
                  Chicago, IL  60611
                  Attn: Mitchell D. Goldsmith
                  Phone: 312-836-4006
                  Fax: 312-527-5921

         IF TO REPRESENTATIVE:

                  c/o Phil Kenny
                  Seven K Construction Company
                  144 Green Bay Road
                  Winnetka, IL  60093
                  Phone:  847-446-7224
                  Fax:     847-446-7228

or to such other address as any party hereto may, from time to time, designate in writing delivered in a like manner to the other parties hereto. Notice given as set out above shall be deemed delivered (i) if by mail, three (3) days after deposit, (ii) if by facsimile, on the day sent if received prior to 5:00 p.m. local time of the receiving party and if after 5:00 p.m., on the next business day, and (iii) if by overnight mail, the next business day. Each party hereto shall send a copy of all notices and correspondence sent hereunder to the other parties to this Agreement.

         9. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, executors, successors and assigns. Nothing contained herein is intended to confer upon any person other than the parties hereto and their respective heirs, executors, successors and assigns as aforesaid, any rights or remedies under or by reason of this Agreement.

         10. Controlling Law. This Agreement shall be construed and enforced in accordance with the laws of Illinois.

         11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original agreement but all of which shall be considered one and the same instrument.

         12. Final Judgments. A judgment or decree or arbitration award shall be deemed final for purposes hereof when the time for approval, if any, shall have expired and no appeal shall have been taken or any appeals taken shall have been finally determined.

         13. Severability. If any provisions of this Agreement shall, for any reason, be held unenforceable, such provision to the extent unenforceable shall be severed from this Agreement unless, as a result of such severance, the Escrow Agreement fails to reflect the basic intent of the parties. If this Agreement continues to reflect the basic intent of the parties, then the invalidity of such specific provisions shall not affect the enforceability of any other provision herein, and the remaining provisions shall remain in full force and effect.

         14. Entire Agreement. This Escrow Agreement, the Creditor Agreements, and the Agreement and Plan of Merger dated August 9, 2004 by and among CGSI, the Company and Frontrunner Acquisition Inc., contain the entire agreement between the parties with respect to the transactions contemplated hereby, and supersede all written or verbal understandings prior to the date hereof between the CGSI, the Creditors and the Representative.

         15. Waivers. Any term of this Agreement may be waived by the party or parties entitled to the benefits thereof but only by a writing executed by such party. No waiver or any breach of this Agreement shall be held to constitute a waiver of any other subsequent breach.

         16. Recitals. The recitals set forth above are hereby incorporated into and made a part of this Agreement by this reference.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective this 14th day of September, 2004.

                                       CAPITAL GROWTH SYSTEMS, INC.

                                       BY:  /s/ Doug Stukel
                                          --------------------------------------



                                       FRONTRUNNER REPRESENTATIVE, INC.

                                       BY:  /s/ Philip B. Kenny
                                          --------------------------------------



                                       BLUESTEM CAPITAL PARTNERS II,
                                       LIMITED PARTNERS

                                       BY:  /s/ Sandy Horst
                                          --------------------------------------
                                            Name:   Sandy Horst
                                                  ------------------------------
                                            Its:    CFO of the General Partner
                                                  ------------------------------


                                       MESIROW CAPITAL PARTNERS VI

                                       BY:  /s/ Thomas E. Galuhn
                                          --------------------------------------
                                            Name:   Thomas E. Galuhn
                                                  ------------------------------
                                            Its:    Sr. Managing Director of its
                                                  ------------------------------
                                                    General Partner
                                                  ------------------------------



                                       EDGEWATER PRIVATE EQUITY FUND II, L.P.

                                       BY:  /s/ David M. Tolmie
                                          --------------------------------------
                                                David M. Tolmie, Partner

                                         /s/ Philip Kenny
                                       -----------------------------------------
                                       Philip Kenny

                                         /s/ James Cuppini
                                       -----------------------------------------
                                       James Cuppini

                                   SCHEDULE A

                            CREDITOR'S ESCROW ACCOUNT

                         CREDITOR                                            NUMBER OF ESCROW SHARES
                         --------                                            -----------------------
Bluestem Capital Partners, II Limited Partnership                                     17,016
Mesirow Capital Partners VI                                                           49,013
Edgewater Private Equity Fund II, L.P.                                                41,089
Philip Kenny                                                                          11,250
James Cuppini                                                                         15,000